THE REGISTRANT REQUESTS THAT THIS REGISTRATION STATEMENT BECOME EFFECTIVE IMMEDIATELY UPON FILING PURSUANT TO SECURITIES ACT RULE 462.
          As filed with the Securities and Exchange Commission on July 30, 1996.
                                                      Registration No. 333-

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        under
                              THE SECURITIES ACT OF 1933

                                ----------------------

                                CIMETRIX INCORPORATED
                (Exact name of registrant as specified in its charter)
         NEVADA                                           87-0439107
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                                 2222 SOUTH 950 EAST
                                  PROVO, UTAH  84606
                                    (801) 344-7000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------------

                                    KITT FINLINSON
                      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                CIMETRIX INCORPORATED
                                 2222 SOUTH 950 EAST
                                 PROVO, UTAH  84606
                                    (801) 344-7000
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                ----------------------

                                      Copies To:
                                   A. ROBERT THORUP
                                RAY, QUINNEY & NEBEKER
                                      7TH FLOOR
                                 79 SOUTH MAIN STREET
                             SALT LAKE CITY, UTAH  84111
                                    (801) 532-1500

                                ----------------------

                           CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


Title of each class of        Amount to be registered    Proposed Maximum            Proposed Maximum             Amount of
securities to be registered                              offering price per share    aggregate offering price    registration fee
- ----------------------------------------------------------------------------------------------------------------------------------

Common Stock ($0.0001           150,000 shares(2)               $    6.00(1)              $  900,000               $310.50
par value)
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------


  (1) Share Price determined according to Rule 457(c) as of close of business on July 25, 1996.



       THIS REGISTRATION STATEMENT CONSISTS OF 29 CONSECUTIVELY NUMBERED PAGES.
                THE EXHIBIT INDEX IS ON CONSECUTIVELY NUMBERED PAGE 9.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


        INFORMATION REQUIRED BY PART I TO BE CONTAINED IN THE SECTION 10(a) PROSPECTUS IS OMITTED FROM THE REGISTRATION STATEMENT IN ACCORDANCE WITH RULE 428 UNDER THE SECURITIES ACT OF 1933 AND THE NOTE TO PART I OF FORM S-8. THE REGISTRANT'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DATED DECEMBER 31, 1995, TOGETHER WITH REGISTRANT'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1996 WILL BE DELIVERED TOGETHER WITH ALL OTHER MATERIALS CONSTITUTING THE SECTION 10(a) PROSPECTUS.

        THIS REGISTRATION STATEMENT IS FILED FOR THE PURPOSE OF REGISTERING SHARES OF CIMETRIX COMMON STOCK UNDERLYING OPTION AGREEMENTS ISSUED UNDER THE CIMETRIX INCORPORATED STOCK OPTION PLAN TO CERTAIN DIRECTORS OF THE REGISTRANT UNDER WRITTEN STOCK OPTION AGREEMENTS CONSTITUTING "EMPLOYEE BENEFIT PLANS" AS DEFINED IN RULE 405 OF THE COMMISSION'S REGULATION C.

        BECAUSE "CONTROL SECURITIES" ARE INVOLVED, A REOFFER PROSPECTUS COMPLYING WITH GENERAL INSTRUCTION C TO FORM S-8 WILL BE MADE PART OF THIS REGISTRATION STATEMENT PURSUANT TO A POST-EFFECTIVE AMENDMENT IN RELIANCE ON SAID GENERAL INSTRUCTION C.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in the Registration Statement:

        (1)  Registrant's Form 10-KSB dated as of December 31, 1995; and

        (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

        In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Counsel for Registrant, Ray Quinney & Nebeker PC, has rendered an opinion to the effect that the shares of Registrant's common stock covered by the Registration Statement will be duly and validly issued, fully paid and non-assessable upon issuance. Attorneys at Ray Quinney & Nebeker own in the aggregate and insignificant number of the Registrant's share which are currently issued and outstanding. None of such shares were obtained as compensation from the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Registrant's Articles of Incorporation require the Registrant to indemnify and hold harmless its directors and officers to the extent that indemnifiable expenses or losses were not caused by the willful, bad faith or grossly negligent conduct of the officer or director. Registrant maintained a policy of director's and officer's liability insurance to fund this obligation.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable. The shares being registered hereby are to be issued under this registration statement and only after the effectiveness thereof.


ITEM 8. EXHIBITS

        The following Exhibits are filed as a part of this Registration
Statement:

        4.1  Cimetrix Incorporated Stock Option Plan.

        4.2  Stock Option Agreement with Douglas A. Davidson.

        4.3  Stock Option Agreement with Mark A. Filippell.

        4.4  Stock Option Agreement with Samuel W. Shoen.

        5.   Opinion of Ray Quinney & Nebeker, Professional Corporation.

        23.1 Consent of Pritchett, Siler & Hardy

        23.2 Consent of Ray Quinney & Nebeker (included in Exhibit 5).

ITEM 9. UNDERTAKINGS

        (A)  Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

             PROVIDED HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

        (B) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        (C) (1) Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given a copy of Registrant's Form 10-KSB, or its annual report to stockholders for its last fiscal year as filed with the Commission, if one has been filed, unless such employee otherwise has received a copy of such Form or report, in which case Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such Form or report on written request of the employee. If the last fiscal year of Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

             (2) Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.



                        [This space left blank intentionally.]

                                      SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cimetrix Incorporated has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Provo, Utah, on the 26th day of July, 1996.

                  CIMETRIX INCORPORATED


                  By:/s/   Kitt R. Finlinson
                     ------------------------------
                   Vice President and Chief Financial Officer



                                  POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints A. Robert Thorup, Esq. his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including pre- and/or post-effective amendments to this Registration Statement, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.


Signature                         Title                    Date
- ---------                         -----                    ----



/s/  Paul A. Bilzerian       President and Chief
- -------------------------    Executive Officer,
Paul A. Bilzerian            Director                      July 25 1996

/s/ Kitt R. Finlinson        Vice President, Chief
- -------------------------    Financial Officer and
Kitt R. Finlinson            Secretary (Principal
                             Financial and Accounting
                             Officer of Registrant)        July 25 1996



/s/ Douglas A. Davidson
- -------------------------
Douglas A. Davidson          Chairman of the Board
                             of Directors; Director        July 25 1996



/s/ Mark A. Filippell        Director                      July 25 1996
- -------------------------
Mark A. Filippell



/s/ David L. Redmond         Director                      July 25 1996
- -------------------------
David L. Redmond



/s/ Samuel W. Shoen          Director                      July 25 1996
- -------------------------
Samuel W. Shoen



/s/ Ron Lumia                Director                      July 25 1996
- -------------------------
Ron Lumia



/s/ W. Edward Red            Director                      July 25 1996
- -------------------------
W. Edward Red

                                    EXHIBIT INDEX

EXHIBIT NUMBER              DESCRIPTION OF EXHIBIT                     LOCATION
- --------------              ----------------------                     --------

 4.1            Cimetrix Incorporated Stock Option Plan.               Page 10

 4.2            Stock Option Agreement with Douglas A. Davidson.       Page 20

 4.3            Stock Option Agreement with Mark A. Filippell.         Page 23

 4.4            Stock Option Agreement with Samuel W. Shoen.           Page 25

 5.             Opinion of Ray Quinney & Nebeker, Professional         Page 27
                Corporation.

 23.1           Consent of Pritchett, Siler & Hardy                    Page 29

 23.2           Consent of Ray Quinney & Nebeker (included in
                Exhibit 5).